EXHIBIT 3.3

                        FORM OF COMMON STOCK CERTIFICATE

                            Mason Hill Holdings, Inc.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


        AE [ ] SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 575200 10 4

         This Certifies That [     ]
is the owner of  [     ]
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK $.002 PAR VALUE EACH OF

                            Mason Hill Holdings, Inc.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation and the Facsimile signatures of its duly authorized officers.


Dated: [     ]
           -----------------------                     -------------------------
               Secretary                                            President


Countersigned:


LIBERTY TRANSFER COMPANY
Huntington, New York
Transfer Agent


By
Authorized Officer